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Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
ALLIANCE CAPITAL MANAGEMENT L.P. II

        This Amended and Restated Certificate of Limited Partnership of Alliance Capital Management L.P. II, a Delaware limited partnership (the "Partnership"), is being executed as of October 29, 1999 for the purpose of amending and restating in its entirety, as hereinafter set forth, the Certificate of Limited Partnership of the Partnership (the "Certificate"), which certificate was originally filed in the Office of the Secretary of State of Delaware under the present name of the Partnership April 6, 1999.

        It is, therefore, certified that the Certificate is hereby amended and restated in its entirety as follows:

        Name.    The name of the Partnership is Alliance Capital Management L.P.

        Registered Office and Registered Agent.    The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Partnership for service of process at such address is The Corporation Trust Company.

        Name and Address of General Partner.    The name and business address of the General Partner of the Partnership are as follows:

  Alliance Capital Management Corporation
  1345 Avenue of the Americas
  32nd Floor
  New York, NY 10105

        Amended and Restated Certificate.    This Amended and Restated Certificate has been duly executed and is being filed in accordance with the provisions of §17-210 of the Delaware Revised Uniform Limited Partnership Act.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the day and year first above written.

GENERAL PARTNER
ALLIANCE CAPITAL MANAGEMENT CORPORATION
By:	/s/ DAVID R. BREWER, JR.
	Name:	David R. Brewer, Jr.
	Title:	Senior Vice President and General Counsel

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Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF ALLIANCE CAPITAL MANAGEMENT L.P. II